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                                                                      EXHIBIT 11



                                January 8, 2001



Nationwide Mutual Funds
1200 River Road
Conshohocken, Pennsylvania 19428

     Re: NATIONWIDE MUTUAL FUNDS (THE "TRUST") - REGISTRATION STATEMENT ON FORM N-14, FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "REGISTRATION STATEMENTS")

Ladies and Gentlemen:

     In connection with the filing of the Registration Statement, it is our opinion that, upon the effectiveness of the Registration Statement, the indefinite number of shares of beneficial interest, without par value, of the Nationwide Value Opportunities Fund, an investment portfolio of the Trust, when issued as described in the Registration Statement and for the consideration described in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Baker & Hostetler LLP
                                                     -------------------------
                                                     Baker & Hostetler LLP